ASSET PURCHASE AGREEMENT

           THIS ASSET PURCHASE AGREEMENT, dated as of June 13, 2003, is among Boston Rental Partners, LLC, a Delaware limited liability company (the "Seller"), NationsRent, Inc., a Delaware corporation formerly known as Las Olas Thirteen Corporation ("NationsRent"), and the subsidiaries of NationsRent listed on the signature pages hereto (collectively with NationsRent, the "Buyers").

           WHEREAS, NationsRent, Inc., a Delaware corporation ("Old NationsRent"), and its subsidiaries were debtors in bankruptcy cases (Case Nos. 01-11628 through 01-11639) filed in the United States Bankruptcy Court in the District of Delaware (the "Bankruptcy Court");

           WHEREAS, (a) the Seller has purchased or leased from third parties certain construction and industrial equipment and (b) Old NationsRent has leased from the Seller such construction and industrial equipment pursuant to the Rental Agreement dated as of March 26, 2003 (the "Rental Agreement") between the Seller and Old NationsRent, a copy of which Rental Agreement is attached hereto as Exhibit A;

           WHEREAS, pursuant to the First Amended Joint Plan of Reorganization of NationsRent, Inc. and Its Debtor Subsidiaries dated February 7, 2003 filed jointly by Old NationsRent and its subsidiaries with the Bankruptcy Court on February 11, 2003, as modified by order of the Bankruptcy Court from time to time and confirmed by the Bankruptcy Court on May 14, 2003 (as so modified and confirmed, the "Plan"), Old NationsRent has merged with and into NationsRent;

           WHEREAS, the Plan contemplates that the Buyers will purchase such construction and industrial equipment from the Seller in connection with the consummation of the Plan;

           WHEREAS, (a) the Seller desires to sell to the Buyers, and the Buyers desire to purchase from the Seller, all of the assets of the Seller listed on Schedule I (the "Assets"), and (b) the Seller desires to assign to the Buyers, and Buyers desire to assume from the Seller, all of the liabilities of the Seller associated with the Assets (the "Assumed Liabilities"), in each case on the terms and subject to the conditions set forth herein; and

           WHEREAS, the Seller and NationsRent desire to terminate the Rental Agreement contemporaneously with the closing of the purchase and sale of the Assets contemplated hereby (the "Closing");

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

1. Definitions; Certain Rules of Construction. Certain capitalized terms are used in this Agreement with the specific meanings set forth below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Schedule" refers to schedules to this Agreement, (c) the capitalized term "Exhibit" refers to exhibits to this Agreement, (d) references to a particular Section include all subsections thereof, (e) the word "including" shall be construed as "including without limitation", (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulations or rules, in each case as from time to time in effect, and (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement.

           "Agreement" means this Asset Purchase Agreement as from time to time amended, modified and in effect.

           "Assets" is defined in the recitals to this Agreement.

           "Assumed Liabilities" is defined in the recitals to this Agreement.

           "Bankruptcy Court" is defined in the recitals to this Agreement.

           "Buyer Indemnified Party" is defined in Section 6.1.

           "Buyers" is defined in the preamble to this Agreement.

           "Closing" is defined in the recitals to this Agreement.

           "Closing Date" means the date on which the Closing occurs.

           "Final Approval Date" means, with respect to any Unfunded Inventory Sale and Settlement Agreement, the later of; (a) the date on which an order of the Bankruptcy Court approving such Unfunded Inventory Sale and Settlement Agreement and the transactions contemplated thereby becomes final and nonappealable; and (b) the date on which the Transferor (as defined in such Unfunded Inventory Sale and Settlement Agreement) satisfies all of the conditions precedent that (i) are contained in such Unfunded Inventory Sale and Settlement Agreement and (ii) are applicable to such Transferor.

           "Inventory Sale and Settlement Agreement" is defined in Section 2.3(d).

           "Joint Notice of Assignment" is defined in Section 2.3(d).

           "Lien" means any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any Asset to the extent that such lien, encumbrance, mortgage, pledge, charge or security interest (a) was created by any action of the Seller and (b) does not relate to any Inventory Sale and Settlement Agreement.

           "NationsRent" is defined in the preamble to this Agreement.

           "Old NationsRent" is defined in the recitals to this Agreement.

           "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

           "Plan" is defined in the recitals to this Agreement.

           "Purchase Price" is defined in Section 2.2.

           "Rental Agreement" is defined in the recitals to this Agreement.

           "Seller" is defined in the preamble to this Agreement.

           "Seller Indemnified Party" is defined in Section 6.2.

           "Unfunded Inventory Sale and Settlement Agreement" means each Inventory Sale and Settlement Agreement (a) which is included in the Assets and (b) under which the Cash Payment (as defined in such Inventory Sale and Settlement Agreement) or any other amount owing to the Transferor (as defined in such Inventory Sale and Settlement Agreement) has not been funded by the Seller to such Transferor prior to the Closing.

2. Sale and Purchase of Assets.

           2.1. Sale and Purchase. On the terms and subject to the conditions hereof, the Seller hereby agrees to sell and assign to each Buyer, free and clear of all Liens, all of the Seller's right, title and interest in and to the Assets specified under the name of such Buyer on Schedule I, and such Buyer agrees to purchase all such Assets. Each Buyer further agrees to assume, satisfy or perform all Assumed Liabilities arising in connection with the Assets purchased by such Buyer pursuant to this Agreement.

           2.2. Purchase Price. The aggregate purchase price to be paid by the Buyers to the Seller in exchange for the Assets is $25,613,793.33 (the "Purchase Price"). The Buyers hereby agree to pay, or cause to be paid, to the Seller at the Closing the Purchase Price by wire transfer of immediately available funds. The parties agree that, within 30 days after the Closing Date, the parties will, to the extent necessary, adjust the Purchase Price to reflect the calculation thereof in accordance with principles set forth in paragraph C of annex A of the Term Sheet Regarding Equipment Settlement Program dated as of December 23, 2002 the Seller and Old NationsRent. If:

(a) the parties agree to increase the Purchase Price pursuant to the immediately preceding sentence, then the Buyers promptly will pay, or cause to be paid, to the Seller the amount of such increase by wire transfer of immediately available funds; and

(b) the parties agree to decrease the Purchase Price pursuant to the immediately preceding sentence, then the Seller promptly will pay, or cause to be paid, to NationsRent the amount of such decrease by wire transfer of immediately available funds.

           2.3. Closing. The Closing shall take place at such place and on the Effective Date (as defined in the Plan). At the Closing:

(a) the Buyers shall pay, or cause to be paid, to the Seller the Purchase Price by wire transfer of immediately available funds;

(b) the Seller shall execute and deliver to each Buyer a bill of sale and conveyance with respect to the Assets specified under the name of such Buyer on Schedule I, which bill of sale and conveyance shall be in substantially the form of Exhibit B;

(c) the Seller shall execute and deliver to each Buyer, and each Buyer shall execute and deliver to the Seller, an assignment and assumption agreement in substantially the form of Exhibit C; and

(d) the Seller shall execute and deliver to each Buyer, and each Buyer shall execute and deliver to the Seller, a joint notice of assignment in substantially the form of Exhibit D (each a "Joint Notice of Assignment") with respect to each Inventory Sale and Settlement Agreement (each, an "Inventory Sale and Settlement Agreement") which is included in the Assets to be purchased by such Buyer hereunder.

           2.4. No Recourse. The parties acknowledge and agree that each Buyer (a) is purchasing the Assets specified under the name of such Buyer on Schedule I (i) "as is, where is" on the Closing Date with "all faults" as of the Closing Date and (ii) without recourse, representation or warranty of any kind whatsoever, except for the representations and warranties of the Seller contained in this Agreement, and (b) is relying on its own examination of the condition of such Assets as of the Closing Date. Without limiting the generality of the foregoing, each Buyer expressly releases the Seller from, and acknowledges and agrees that the Seller expressly disclaims, (A) any warranties of merchantability, suitability or fitness for any particular purpose with respect to the Assets or any part thereof, or as to the workmanship thereof or the absence of any defects therein, whether latent or patent, and (B) any representation or warranty regarding the location or condition of any of the Assets, including whether any of the Assets have been lost, stolen or damaged.

3. Representations and Warranties.

           3.1. Representations and Warranties of Seller. The Seller hereby represents and warrants to each Buyer as follows:

(a) the Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder;

(b) the execution, delivery and performance by the Seller of this Agreement. and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary limited liability company action required on the part of the Seller;

(c) this Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights and by general equitable principles; and

(d) to the extent that the Seller obtained good and valid title to the Assets at the time the Seller acquired the Assets, the Seller has (i) good and valid title to the Assets free and clear of all Liens and (ii) the power to sell the Assets free and clear of all Liens.

           3.2. Representations and Warranties of Buyers. The Buyers hereby jointly and severally represent and warrant to the Seller as follows:

(a) each Buyer is a corporation or limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or limited partnership power and authority to enter into this Agreement and to perform its obligations hereunder;

(b) the execution, delivery and performance by each Buyer, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate or limited partnership action required on the part of each Buyer;

(c) this Agreement constitutes the legal, valid and binding obligation of each Buyer, enforceable against each Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights and by general equitable principles; and

(d) each Buyer understands that such Buyer (i) is purchasing the Assets specified under the name of such Buyer on Schedule I (A) "as is, where is" on the Closing Date with "all faults" as of the Closing Date and (B) without recourse, representation or warranty of any kind whatsoever, except for the representations and warranties of the Seller contained in this Agreement, (ii) is relying on its own examination of the condition of such Assets as of the Closing Date and (iii) is assuming all of the Assumed Liabilities.

4. Conditions to Sale and Purchase of Assets.

           4.1. Conditions to Obligations of Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions:

(a) all representations and warranties of the Buyers contained in this Agreement shall be true and correct as of the Closing, and the consummation of the purchase by the Buyers of the Assets hereunder shall constitute a reaffirmation by the Buyers that all the representations and warranties of the Buyers contained in this Agreement are true and correct as of the Closing;

(b) the Buyers shall have satisfied all of their respective obligations under Section 2.3;

(c) contemporaneously with the Closing, each Buyer shall deliver to the Transferor (as defined in the applicable Inventory Sale and Settlement Agreement) under each Inventory Sale and Settlement Agreement included in the Assets to be purchased by such Buyer hereunder, a Joint Notice of Assignment;

(d) all necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect; and

(e) the Seller shad have received copies of all documents which the Seller may have reasonably requested from the Buyers in connection with the transactions contemplated by this Agreement, such documents where appropriate to be certified by proper corporate, limited partnership or governmental authorities.

           4.2. Conditions to Obligations of Buyers. The obligation of the Buyers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions:

(a) all representations and warranties of the Seller contained in this Agreement shall be true and correct as of the Closing, and the consummation of the sale by the Seller of the Assets hereunder shall constitute a reaffirmation by the Seller that all the representations and warranties of the Seller contained in this Agreement are true and correct as of the Closing;

(b) the Seller shall have satisfied all of its obligations under Section 2.3; and

(c) the Buyers shall have received copies of all documents which the Buyers may have reasonably requested from the Seller in connection with the transactions contemplated by this Agreement, such documents where appropriate to be certified by proper limited liability company or governmental authorities.

5. Covenants.

           5.1. Payments Under Unfunded Inventory Sale and Settlement Agreements. On the Final Approval Date with respect to each Unfunded Inventory Sale and Settlement Agreement included in the Assets to be purchased by any Buyer hereunder, such Buyer shall indefeasibly pay to the Transferor (as defined in such Unfunded Inventory Sale and Settlement Agreement) under such Unfunded Inventory Sale and Settlement Agreement, the Cash Payment (as defined in such Unfunded Inventory Sale and Settlement Agreement) and all other amounts owing to such Transferor under such Unfunded Inventory Sale and Settlement Agreement.

           5.2. Termination of Rental Agreement. The Seller and NationsRent agree that, effective as of the Closing, the Rental Agreement is hereby terminated and shall be of no further force or effect, except to the extent that any provisions contained therein are stated to survive the termination thereof or the payment in full of Old NationsRent's obligations thereunder.

6. Taxes; Expenses; and Indemnification.

           6.1. Taxes. All sales, transfer and other taxes incurred in connection with the transfer of the Assets shall be paid by the Buyers when due, and the Buyers will, at their own expense, file all necessary tax returns and other documentation with respect to such sales, transfer and other taxes.

           6.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Buyers will pay:

(a) all reasonable expenses of the Seller (including reasonable fees and disbursements of the counsel to the Seller) in connection with the sale of the Assets, including the negotiation, preparation, execution and duplication of this Agreement, the transactions contemplated hereby and amendments, waivers, consents and other operations hereunder; and

(b) all other reasonable expenses incurred by the Seller in connection with the enforcement of any rights hereunder or any settlement negotiations relating to this Agreement, including costs of collection and reasonable attorneys' fees and expenses.

           6.3. Indemnification by Seller. The Seller hereby covenants and agrees that it shall indemnify, defend, protect and hold harmless the Buyers and their respective managers, officers, members, employees, agents, representatives and affiliates (each, a "Buyer Indemnified Party") at all times on and after the date of this Agreement from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including attorneys' fees and expenses of investigation) incurred by such Buyer Indemnified Party as a result of or incident to: (a) any breach of any representation of warranty of the Seller contained in this Agreement or any document delivered in connection herewith; (b) any misrepresentation by the Seller in connection with this Agreement or the transactions contemplated hereby; and (c) any breach or nonfulfillment by the Seller of, or noncompliance by the Seller with, any covenant, agreement or obligation contained in this Agreement or any document delivered in connection herewith.

           6.4. Indemnification by Buyers. The Buyers hereby covenant and agree that they shall jointly and severally indemnify, defend, protect and hold harmless the Seller and its managers, officers, members, employees, agents, representatives and affiliates (each, a "Seller Indemnified Party") at all times on and after the date of this Agreement from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including attorneys' fees and expenses of investigation) incurred by such Seller Indemnified Party as a result of or incident to: (a) any breach of any representation of warranty of any Buyer contained in this Agreement or any document delivered in connection herewith; (b) any misrepresentation by any Buyer in connection with this Agreement or the transactions contemplated hereby; (c) any breach or nonfulfillment by any Buyer of, or noncompliance by any Buyer with, any covenant, agreement or obligation contained in this Agreement or any document delivered in connection herewith; (d) the operation of the Assets; (e) any loss, theft or destruction of, or damage to, any Asset unless such loss, theft, destruction or damage resulted from the gross negligence, willful misconduct or fraud of the Seller; and (f) any obligation, liability or claim associated with the Assets.

7. General Provisions.

           7.1. Waiver of Bulk Sales Laws. Each of the parties hereby waives compliance by the other parties with each so-called "bulk sales law" and other similar law in any jurisdiction in respect of the transactions contemplated by this Agreement.

           7.2. Further Assurances. Each party hereto agrees to execute and deliver such other instruments and documents and to take such other actions as any other party hereto may reasonably request in order to carry out the transactions contemplated by this Agreement.

           7.3. Notices. Any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including by telecopy) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

           If to the Seller, to it at:

Boston Rental Partners, LLC c/o The Baupost Group, L.L.C. 10 St. James Avenue, Suite 2000 Boston, MA 02116 Attention: Messrs. Thomas W. Blumenthal and James F. Mooney Facsimile: (617) 451-7333

           with a copy to:

Ropes & Gray LLP One International Place Boston, MA 02110-2624 Attention: Collin J. Beecroft, Esq. Facsimile: (617) 951-7050

           If to the Buyer, to it at:

NationsRent, Inc. 450 East Las Olas Boulevard, 14th Floor Ft. Lauderdale, FL 33301 Attention: General Counsel Facsimile: (954) 759-6992

           with a copy to:

Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038-4982 Attention: Mark A. Rosenbaum, Esq. Facsimile: (212) 806-6006

           7.4. Course of Dealing; No Implied Waivers; Amendments. No course of dealing between the Seller, on one hand, and any Buyer, on the other hand, shall operate as a waiver of any party's rights under this Agreement. In particular, no delay or omission on the part of any party in exercising any right under this Agreement shall operate as a waiver of such right or any other right hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement shall be binding unless it is in writing and signed by the Seller and the Buyers.

           7.5. Binding Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party shall assign, convey, mortgage, pledge, encumber or otherwise transfer all or any part of its interest under this Agreement, without the prior written consent of the other parties, which consent may be withheld by any party in such party's sole and absolute discretion.

           7.6. Venue; Service of Process; Certain Waivers. Each of the Seller and the Buyers:

(a) irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof;

(b) waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such court; and

(c) consents to service of process in any such proceeding in any manner at the time permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 7.3 is reasonably calculated to give actual notice.

           7.7. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE SELLER AND THE BUYERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONDUCT OF THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each Buyer acknowledges that it has been informed by the Seller that the foregoing sentence constitutes a material inducement upon which the Seller has relied and will rely in entering into this Agreement. The Seller or any Buyer may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Seller and the Buyers to the waiver of their rights to trial by jury.

           7.8. Interpretation; Governing Law; etc. Time is (and shall be) of the essence in this Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement or any document delivered in connection herewith shall be deemed to have been relied on by the other parties, notwithstanding any investigation made by any other party on its behalf, and shall survive the execution and delivery hereof and thereof. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all current and prior agreements and understandings, whether written or oral, with respect to such subject matter. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

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           IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

SELLER:	BOSTON RENTAL PARTNERS, LLC By: THE BAUPOST GROUP, L.L.C. its Manager By Name: Thomas W. Blumenthal Title: Managing Director

BUYERS:	NATIONSRENT, INC. By Title: NATIONSRENT USA, INC By Title: NATIONSRENT WEST, INC. By Title: BDK EQUIPMENT COMPANY, INC. By Title: NATIONSRENT OF TEXAS, L.P. By Title: